Written Statement Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, the Plan Administrator of the Chemung Canal Trust Company Profit Sharing, Savings & Investment Plan (the “Plan”) and the Chief Financial Officer of Chemung Canal Trust Company, hereby certifies that, on the date hereof:

1.
The annual report on Form 11-K for the Plan for the twelve months ended December 31, 2012 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report present fairly, in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits of the Plan.

/s/Pamela D. Burns

Date:	June 26, 2013	Pamela D. Burns Plan Administrator Chemung Canal Trust Company Profit Sharing, Savings, and Investment Plan

/s/Mark A. Severson

Date:	June 26, 2013	Mark A. Severson Chief Financial Officer Chemung Canal Trust Company